CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-15265 on Form N-1A of our reports dated February 23, 2006 relating to the financial statements and financial highlights of Merrill Lynch Index Funds, Inc. (to be renamed BlackRock Index Funds, Inc.), including Merrill Lynch S&P 500 Index Fund, Merrill Lynch Small Cap Index Fund, Merrill Lynch Aggregate Bond Index Fund, and Merrill Lynch International Index Fund (to be renamed BlackRock S&P 500 Index Fund, BlackRock Small Cap Index Fund, BlackRock Aggregate Bond Index Fund, and BlackRock International Index Fund, respectively) (each a “Fund” and collectively, the “Funds”), and of our reports dated February 23, 2006 relating to the financial statements and financial highlights of Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, and Master International Index Series (each a “Trust” and collectively, the “Trusts”), all part of the series constituting Quantitative Master Series Trust, appearing in the corresponding Annual Reports on Form N-CSR of the Funds and of the Trusts for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte and Touche, LLP

Princeton, New Jersey

September 26, 2006